UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 2, 2017
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street Stamford, Connecticut 06926	(203) 356-5000
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS

On October 2, 2017, Pitney Bowes Inc. (“PBI”) issued a press release announcing the consummation of its previously announced acquisition of all of the issued and outstanding equity interests of NGS Holdings, Inc. (the “Company” and such acquisition, the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of September 6, 2017, among PBI, Neutron Acquisition Corp., an indirect wholly owned subsidiary of PBI, the Company and Littlejohn Fund IV, L.P., solely in its capacity as stockholder representative. PBI paid a purchase price of $475,000,000 in cash consideration, subject to certain adjustments.  A copy of the press release announcing consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of Pitney Bowes Inc. dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: October 2, 2017	By:	/s/ Daniel J. Goldstein
Name: Daniel J. Goldstein
Title: Executive Vice President and Chief
Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release of Pitney Bowes Inc. dated October 2, 2017.